Table of Contents

Preliminary Offering Circular dated January 20, 2022

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Sibannac, Inc.

Sibannac, Inc.

$9,450,000

$0.15 per Unit

27,000,000 Units,

Each Unit consisting of 1 Share of Common Stock and 1 Warrant exercisable at $0.20 per Warrant.

27,000,000 Shares of Common Stock to be issued upon Exercise of Warrants

This is the public offering of securities of Sibannac, Inc., a Nevada corporation. We are offering 27,000,000 units, each unit consisting of 1 share of common stock and 1 warrant, par value $0.001 ("Units"), at an offering price of $0.15 per Unit (the "Offered Units") by the Company. The total number of shares included in the Units is 27,000,000 and the total underlying shares after the exercise of all warrants is 27,000,000 shares. Each Class A Warrant, is exercisable at $0.20 per warrant and will entitle the holder to purchase one share of common stock. This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000 Offered Units; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Units on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. The Company will not raise more than $20,000,000 in gross proceeds from this Offering.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these Units will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Units. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “SNNC.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Number of Units or Shares	Per Unit or Share (1)(2)(3)	Total Maximum(4)
Public Offering Price– Units	27,000,000	$0.15	$4,050,000.00
Proceeds to Company – Units			$4,050,000.00

Warrants		Exercise Price per Warrant
Public Offering Price – Shares Underlying Warrants	27,000,000	$0.20	$5,400,000.00
Proceeds to Company – From the Exercise of Shares Underlying Warrants			$5,400,000.00

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(1)	We are offering Units on a continuous basis. See “Distribution – Continuous Offering. The number of Units being sold is 27,000,000 Units which consist of one (1) share and one (1) warrant per unit. The total underlying shares of all warrants is 27,000,000 shares.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $50,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.15 per Unit to the Company as consideration for the stock to be issued under the Offering. The sales price per Unit bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Sibannac, Inc.", “Sibannac”, “SNNC”, "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Sibannac, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Sibannac, Inc. ("Sibannac," "Company," "we" or “us”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. for the purpose to engage in any lawful activity for which corporations may be formed. On August 25, 2014, the Company transferred all of its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). In consideration for the transfer of these assets, Colorado Naprodis agreed to assume a substantial amount of the Company’s liabilities. On November 25, 2014, the Company changed its name to Sibannac, Inc.

On August 19, 2015, we entered into an Asset Acquisition Agreement with Apollo Media Network, Inc., a Delaware corporation (“Apollo”) whereby all of the assets of Apollo would be acquired by the Company from Apollo. Pursuant to the Asset Acquisition Agreement, the closing of the Acquisition was effective August 31, 2015, although completed later. Apollo issued to the Company an Assignment Agreement and Bill of Sale for the Assets, duly executed by Apollo. Sibannac delivered to Apollo Media Network, Inc. three million one hundred thousand (3,100,000) shares of the Company’s Common Stock, duly issued, fully paid and non-assessable which were distributed to its shareholders in liquidation of Apollo pursuant to IRC Section 368c. There has been no merger, however, Sibannac obtained the assets and intellectual property of Apollo upon its liquidation.

We had a short operating history in the Apollo business (only in the startup mode in 2015) and no representation is made, nor is there any intent for the Company to continue to pursue the business model of Apollo.

After the 2015 fiscal year end, we acquired Protection Cost, Inc. for two million, three hundred thousand (2,300,000) shares which intends to provide labor and accounting management systems for the cannabis industry.

The Company opened its new operations in May 2019, in Scottsdale, Arizona, as a developer, manufacturer and seller of premium next generation wellness products for the consumer dietary supplement market. Product formulations include ingredients such as Cannabidiol (CBD). CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety. All product formulations are derived from Hemp, as defined by the Agriculture Improvement Act of 2018, also known as the 2018 Farm Bill. Sibannac is committed to bringing its customers the highest-grade products on the market, accompanied by certificates of analysis following testing from independently certified labs. Sibannac strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

Other product formulations may include Kratom and certain extracts from Cherries. All current and future products are dietary supplements or permitted under the Farm Bill and do not require any specific licensure or regulatory approval.

Our fiscal year-end date is August 31.

Our SNNC mailing address is 9535 E. Doubletree Ranch Rd., Ste 120, Scottsdale, AZ 85258. Our main telephone number is (480) 407-6445. Our website is www.snncinc.com and our email address is info@snncinc.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol SNNC.

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THE OFFERING

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Issuer:	Sibannac, Inc.

Securities offered:	A maximum of 27,000,000 Units, par value $0.001 (“Units”) at an offering price of $0.15 per Unit (the “Offered Units”). The total number of shares included in the Units is 27,000,000 and the total underlying shares of all warrants is 27,000,000 (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	30,875,046 issued and outstanding as of January 20, 2022

Number of shares of Common Stock to be outstanding after the offering	57,875,046 shares, if the maximum amount of Offered Units are sold. The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering.

Number of Warrants to be outstanding after the offering	A maximum of 27,000,000 Warrants, par value $0.001.

Number of shares of Common Stock to be outstanding if all the warrants are exercised	84,875,046 shares, if the maximum amount of Offered Units are sold and all the Warrants are exercised. The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering and that all the warrants are exercised.

Price per Unit:	$0.15 per Unit. .

Maximum offering amount:	27,000,000 Units at $0.15 per Unit, or $4,050,000 and an additional $5,400,000 from the exercise of Warrants (See “Distribution.”). The Company will not raise more than $20,000,000 in gross proceeds from this offering.

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “SNNC.”

Use of proceeds:	If we sell all of the Units being offered, and all the Warrants are exercised, our net proceeds (after our estimated offering expenses) will be $9,400,000.00. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, that has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the  measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company had $157,311 in revenues and has incurred losses from operations of $486,742 for the year ended August 31, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of the units consisting of common stock and warrants will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase units. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our company could lose their investment in us. Furthermore, investors who subscribe for units in the earlier stages of the offering will assume a greater risk than investors who subscribe for units later in the offering as subscriptions approach the maximum amount.

We determined the price of the Units arbitrarily.

The offering price of the units each containing 1 share of common stock and 1 warrant has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the units is the fair market value of the units or that investors will earn any profit on them.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Sibannac, Inc. has experience in operating small companies, current management has not previously had much experience managing expansion while being a public company. Many investors may treat us as an early-stage company.  Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have only recently begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD, and nutraceutical industries, which are highly competitive and rapidly evolving. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the potential need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and brands. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically David Mersky.  If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling CBD products, Kratom, B17 vitamins, nutraceuticals or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

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We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

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The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our CBD, Kratom, B17 and nutraceutical products, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

9

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 120,000,000 shares of common stock. We have issued and outstanding, as of January 20, 2022, 30,875,046 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

10

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

11

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Sibannac, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Sibannac, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Sibannac, Inc., beneficially own a majority of our outstanding common stock voting rights, through the holding of the Series A Preferred Shares. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of producing or distributing hemp-based products for personal use or consumption. Many of our competitors have greater resources that may enable them to compete more effectively than us in the CBD industry. Some of our competitors have a longer operating history and greater capital resources, facilities and product line diversity, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. The Company expects to face additional competition from existing competitors and new market entrants. If a significant number of new entrants enters the market in the near term, the Company may experience increased competition for market share and may experience downward pricing pressure on the Company’s products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative impact on our business and financial condition.

12

Unfavorable publicity or consumer perception of our products or similar products developed and distributed by other companies could have a material adverse effect on our reputation, which could result in decreased sales and fluctuations in our business, financial condition and results of operations.

We depend on consumer perception regarding the safety and quality of our products, as well as similar products marketed and distributed by other companies. Consumer perception of hemp-based products can be significantly influenced by adverse publicity in the form of published scientific research, national media attention or other publicity, which may associate consumption of our products or other similar products with adverse effects or question the benefits and/or effectiveness of our products or similar products. A new product may initially be received favorably, resulting in high sales of that product, but that level of sales may not be sustainable as consumer preferences change over time. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

Our failure to appropriately and timely respond to changing consumer preferences and demand for new products and services could significantly harm our customer relationships and have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact consumer opinion of us as a source for the latest products, which in turn could harm our customer relationships and cause us to lose market share. The success of our product offerings depends upon a number of factors, including our ability to:

•	Anticipate customer needs;
•	Innovate and develop new products;
•	Successfully introduce new products in a timely manner;
•	Price our products competitively with retail and online competitors;
•	Deliver our products in sufficient volumes and in a timely manner; and
•	Differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our financial condition and results of operations.

Future acquisitions or strategic investments and partnerships could be difficult to identify and integrate with our business, disrupt our business, and adversely affect our financial condition and results of operations.

We may seek to acquire or invest in businesses and product lines that we believe could complement or expand our product offerings, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not the acquisitions are completed. Future acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial position and results of operations. In addition, if an acquired business or product line fails to meet our expectations, our business, financial condition, and results of operations may be adversely affected.

Failure to successfully integrate acquired businesses and their products and other assets into our Company, or if integrated, failure to further our business strategy, may result in our inability to realize any benefit from such acquisition.

We expect to grow by acquiring relevant businesses, including other cannabis-related businesses. The consummation and integration of any acquired business, product or other assets into our Company may be complex and time consuming and, if such businesses and assets are not successfully integrated, we may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose our Company to increased competition or other challenges with respect to our products or geographic markets, and expose us to additional liabilities associated with an acquired business, technology or other asset or arrangement.

13

We have limited supply sources, and price increases or supply shortages of key raw materials could materially and adversely affect our business, financial condition and results of operations.

Our products are composed of certain key raw materials. If the prices of such raw materials increase significantly, it could result in a significant increase in our product development costs. If raw material prices increase in the future, we may not be able to pass on such price increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

The Company believes that its continued success will depend upon the availability of raw materials that permit the Company to meet its labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination by the Company of its sales of certain products, any of which could have a material adverse effect upon the Company. Accordingly, there can be no assurance that the disruption of the Company’s supply sources will not have a material adverse effect on the Company.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business.

Most of our agreements with suppliers of our industrial hemp, including our key supplier contract, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp from our existing suppliers which will put the company at a competitive disadvantage in the market.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially scalable product. In order to attract customers to our CBD and supplement products we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

14

There is limited availability of clinical studies.

Although hemp plants have a long history of human consumption, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although the Company performs research and/or tests the formulation and production of its products, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp-based products. Any instance of illness or negative side effects of ingesting industrial hemp-based products would have a material adverse effect on our business and operations.

We face substantial risk of product liability claims and potential adverse product publicity.

Like any other retailer, distributor or manufacturer of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury. In the event we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on the Company. The Company is not currently a named defendant in any product liability lawsuit; however, other manufacturers and distributors of hemp-based products currently are or have been named as defendants in such lawsuits. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company’s insurance coverage could have a material adverse effect on the Company.

Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

We may from time to time be subject to warranty and product liability claims with regard to product performance and effects.

We could incur product liability losses as a result of repair and replacement costs in response to customer complaints or in connection with the resolution of contemplated legal proceedings relating to such claims. Successful claims for damages may be made that are in excess of our insurance coverage. Our insurance could become more expensive and there is no assurance that insurance will still be available on acceptable terms. In addition to potential losses arising from claims and related legal proceedings, product liability claims could affect our reputation and relationships with key customers. As a result, product liability claims could materially impact our financial condition and operating results.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Certain of the Company’s products are dependent on consumer discretionary spending.

Certain of our CBD, Kratom, and B17 products as well as the delivery methods may be susceptible to unfavorable changes in economic and consumer conditions.  Decreases in consumer discretionary spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

15

Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise, especially if our demand for more products increases. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

Inventories maintained by the Company, the manufacturers and its customers may fluctuate from time to time.

The Company relies in part on its dealer and customer relationships and predictions of the manufacturer and customer inventory levels in projecting future demand levels and financial results.  These inventory levels may fluctuate, and may differ from the Company’s predictions, resulting in the Company’s projections of future results being different than expected. These changes may be influenced by changing relationships with the dealers and customers, economic conditions and customer preference for particular products. There can be no assurance that the Company’s manufacturers and customers will maintain levels of inventory in accordance with the Company’s predictions or past history, or that the timing of customers’ inventory build or liquidation will be in accordance with the Company’s predictions or past history.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. While our suppliers maintain insurance against product liability claims but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We may be unable to keep pace with changes in the industries that we serve and advancements in technology as our business and market strategy evolves.

As changes in the industries we serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more interactive products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

16

Risks Related to the CBD Industry

Laws and regulations affecting the CBD industry are evolving under the Farm Bill, and changes to applicable regulations may materially affect our future operations in the CBD market.

The CBD used by the Company is derived from hemp as defined in the Agriculture Improvement Act of 2018 (United States) (the “Farm Bill “) and codified at 7 USC 1639o means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” The Cannabis sativa plant and its derivatives may also be deemed marijuana, depending on certain factors. “Marijuana” is a Schedule I controlled substance and is defined in the Federal Controlled Substances Act at 21 USC Section 802(16) as “all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin.” Exemptions to that definition provided in 21 USC Section 802(16) include “the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination” or hemp as defined in 7 USC 1639o.

Substances meeting the definition of “hemp” in the Farm Bill and 7 USC 1639o may be used in clinical studies and research through an Investigational New Drug (“IND”) application with the Food and Drug Administration (the “FDA”). Substances scheduled as controlled substances, like marijuana, require more rigorous regulation, including interaction with several agencies including the FDA, the DEA, and the NIDA within the National Institutes of Health (“NIH”).

Accordingly, if the CBD used by the Company is deemed marijuana and, therefore, a Schedule I controlled substance, the Company could be subject to significant additional regulation, as well as enforcement actions and penalties pertaining to the Federal Controlled Substances Act, and any resulting liability could require the Company to modify or cease its operations.

Furthermore, in conjunction with the Farm Bill, the FDA released a statement about the status of CBD as a nutritional supplement, noting that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and Section 351 of the Public Health Service Act. Any difficulties we experience in complying with existing and/or new government regulation could increase our operating costs and adversely impact our results of operations in future periods. The FDA has issued guidance titled “FDA Regulation of Cannabis and Cannabis-Derived Products, Including Cannabidiol (CBD)” pursuant to which the FDA has taken the position that CBD is prohibited from use as an ingredient in a food or beverage or as a dietary ingredient in or as a dietary supplement based on several provisions of the FDCA. In the definition of “dietary supplement” found in the FDCA at 21 USC 321(ff), an article authorized for investigation as a new drug, antibiotic, or biological for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, is excluded from the definition of dietary supplement. A similar provision in the FDCA at 21 USC 331(ll) makes it a prohibited act to introduce or deliver into commerce any food with a substance that was investigated as a new drug prior to being included in a food. There are no similar exclusions for the use of CBD in non-drug topical products, as long as such products otherwise comply with applicable laws. The FDA created a task force to address the further regulation of CBD and other cannabis-derived products and is currently evaluating the applicable science and pathways for regulating CBD and other cannabis-derived ingredients.

As a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect the Company’s plan of operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal compliance and may ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Changes to state laws pertaining to industrial hemp could slow the use of industrial hemp, which could impact our revenues in future periods. Approximately 40 states have authorized industrial hemp programs pursuant to the Farm Bill. Additionally, various states have enacted state-specific laws pertaining to the handling, manufacturing, labeling, and sale of CBD and other hemp products. Compliance with state-specific laws and regulations could impact our operations in those specific states. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests.

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Unfavorable interpretations of laws governing hemp processing activities could subject us to enforcement or other legal proceedings and limit our business and prospects.

There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. In the event that the Company’s operations are deemed to violate any laws, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms — Facebook and Google — still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow our online retail and wholesale businesses.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our potential products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

Costs associated with compliance with various laws and regulations could impact our financial results.

The manufacture, labeling and distribution of CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market CBD-based products in the future. The FDA may regulate our products to ensure that the products are not adulterated or misbranded. We may also be subject to regulation by other federal, state and local agencies with respect to our CBD-based products. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

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The shifting regulatory environment necessitates building and maintaining of robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use and acceptance of CBD products.

There is substantial uncertainty and differing interpretations and opinions among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids and the Controlled Substances Act. These different opinions include, but are not limited to, the regulation of cannabinoids by the DEA and/or the FDA, and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The existing uncertainties in the CBD regulatory landscape in the United States cannot be resolved without further federal, and perhaps state-level, legislation and regulation or a definitive judicial interpretation of existing laws and regulations. If these uncertainties are not resolved in the near future or are resolved in the manner inconsistent with our business plan, such uncertainties may have an adverse effect upon our plan of operations and the introduction of our CBD-based products in different markets.

If we fail to obtain necessary permits, licenses and approvals under applicable laws and regulations, our business and plan of operations may be adversely impacted.

We may be required to obtain and maintain certain permits, licenses and regulatory approvals in the jurisdictions where we sell or plan to sell our products. There can be no assurance that we will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay in obtaining, or inability to obtain, such licenses, permits and approvals is likely to delay and/or inhibit our ability to carry out our plan of operations and could have a material adverse effect on our business, financial condition and results of operations.

International expansion of our business could expose us to additional regulatory risks and compliance costs.

If the Company intends to expand internationally or engage in the international sale of its products, it will become subject to the laws and regulations of the foreign jurisdictions in which it operates, or in which it imports or exports products or materials, including, but not limited to, customs regulations in the importing and exporting countries. The varying laws and rapidly changing regulations may impact the Company’s operations and ability to ensure compliance. In addition, the Company may avail itself of proposed legislative changes in certain jurisdictions to expand its product portfolio, which expansion may include unknown business and regulatory compliance risks. Failure by the Company to comply with the evolving regulatory framework in any jurisdiction could have a material adverse effect on the Company’s business, financial condition and results of operations.

The market for CBD products is highly competitive. If we are unable to compete effectively in the market, our business and operating results could be materially and adversely affected.

The market for CBD products is a competitive and rapidly evolving market. There are numerous competitors in the industry, some of whom are more well-established with longer operating histories and greater financial resources than the Company. We expect competition in the CBD industry to continue to intensify following the recent passage of the Farm Bill. We believe the Company will be able to compete effectively because of the quality of our products and customer service. However, there can be no assurance that the Company will effectively compete with existing or future competitors. Increased competition may also drive the prices of our products down, which may have a material adverse effect on our results of operations in future periods.

Given the rapid changes affecting the global, national and regional economies generally, and the CBD industry specifically, the Company may experience difficulties in establishing and maintaining a competitive advantage in the marketplace. The Company’s success will depend on our ability to keep pace with any changes in such markets, especially legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s business, financial condition and results of operations.

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We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products with less than 0.3% THC as Schedule 1 controlled substances, it could cause our Company to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. While we only sell Hemp Derived CBD products with less than 0.3% THC content, the DEA created a separate Administration Controlled Substances Code number for cannabis extract, which is defined to cover an extract containing one or more cannabinoids and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in our ceasing operations.

Any potential growth in the cannabinoid or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabinoid and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

The Company may experience difficulty opening or maintaining bank accounts.

It is possible that financial institutions may refuse to open bank accounts for the deposit of funds from our business, as some of our products are involved with the hemp industry. The inability to open bank accounts with certain institutions could materially and adversely affect our business.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the Units being offered, and all the warrants are exercised our net proceeds (after our estimated offering expenses of $50,000) will be $9,450,000. We will use these net proceeds for the following:

Units Offered (% Sold)	Units Sold and Warrants Exercised (100%)	Units Sold and Warrants Exercised (75%)	Units Sold and Warrants Exercised (50%)	Units Sold and Warrants Exercised (25%)
Gross Offering Proceeds	$9,450,000	$7,087,500	$4,725,000	$2,362,500
Approximate Offering Expenses (1)
Misc. Expenses	15,000	15,000	15,000	15,000
Legal and Accounting	35,000	35,000	35,000	35,000
Total Offering Expenses	50,000	50,000	50,000	50,000
Total Net Offering Proceeds	9,400,000	7,037,500	4,675,000	2,312,500
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Engineers / Independent Contractor Compensation	650,000	300,000	200,000	100,000
Marketing for CBD products and Facility	1,000,000	750,000	650,000	400,000
Equipment	500,000	400,000	350,000	0
Legal & Accounting	150,000	150,000	150,000	150,000
Research and Development	500,000	500,000	350,000	100,000
Inventory –	1,000,000	500,000	350,000	150,000
Transfer Agent fees	3,000	3,000	3,000	3,000
General and Administrative Expenses	120,000	120,000	120,000	120,000
Corporate Debt Reduction	200,000	100,000	50,000	0
Advertising of Wellness Products	1,000,000	750,000	600,000	500,000
Potential Licensing Agreements	1,000,000	750,000	500,000	0
Albert Golusin, CPA Accounting Invoice	195,117	195,117	195,117	195,117
Total Principal Uses of Net Proceeds	6,318,117	4,518,117	3,518,117	1,718,117
Amount Unallocated	3,081,883	2,519,383	1,156,883	594,383

________________

(1)	Offering expenses have been rounded to $50,000.
(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

______

If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of August 31, 2021, was $(1,215,676) or $(0.0464) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale at $0.15 in this offering (after deducting estimated offering expenses of $50,000):

If we Sell at $0.15 per share:

Percentage of Units offered that are sold	100%	75%	50%	25%
Price to the public charged for each Unit in this offering	$0.15	$0.15	$0.15	$0.15
Historical net tangible book value per share as of August 31, 2021 (1)	(.0464)	(.0464)	(.0464)	(.0464)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.0987)	(.0845)	(.0655)	(.0387)
Net tangible book value per share, after this offering	.0523	.0381	.0191	(.0077)
Dilution per share to new investors	.0977	.1119	.1309	.1577

_______________

(1)	Based on net tangible book value as of August 31, 2021, of $(1,215,676) and 26,218,712 outstanding shares of Common stock as of August 31, 2021.
(2)	After deducting estimated offering expenses of $50,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Subscription Price

The Subscription Price is $0.15 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Units. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industries in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date, is subject to a thirty (30) day extension as decided by the Board of Directors, and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Units in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by, check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Separability of the Units

Each Unit consists of one common share and one Class A Warrant, which may be immediately separated at the option of the Unit holder. Any Units that have not been separated 365 days from the closing date of the offering will automatically separate into their common and warrant components.

We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards.

The purchase price for the Units will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit experts in the field as well as scout experienced firms to assist in the marketing and distribution of our CBD, B17, Kratom and other health / supplemental products.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the Period Ended November 30, 2020, through November 30, 2021

Working Capital	For the Period Ended November 30, 2021 $	August 31, 2021 $
Cash	7,332	40,910
Current Assets	39,067	84,307
Current Liabilities	1,140,296	1,603,299
Working Capital (Deficit)	$(1,101,229)	$(1,518,992)

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Cash Flows	For the Period Ended November 30, 2021 $	November 30, 2020 $
Cash Flows from (used in) Operating Activities	(33,578)	(24,097)
Cash Flows from (used in) Investing Activities	0	(615)
Cash Flows from (used in) Financing Activities	0	15,000
Net Increase (decrease) in Cash During Period	(33,578)	(9,712)

Operating Revenues

The Company’s revenues were $65,623 for the Period Ended November 30, 2020 compared to $1,692 for the Period Ended November 30, 2021. The Company’s revenues were less in 2021 due to the Company’s focus on expansion of its facilities and due to continuance of Covid-19 and further variants.

Cost of Revenues / Sales

The Company’s cost of revenues was $37,855 for the Period Ended November 30, 2020, compared to $0 for the Period Ended November 30, 2021. The Company’s cost of revenues were less in 2021 due to the Company selling less product.

Gross Profit

For the Period Ended November 30, 2020, the Company’s gross profit was $27,768 compared to $1,692 for the Period Ended November 30, 2021. The decrease in profits in 2021, was due to the lower amount of total sales as compared to Period Ended 2020.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the Period Ended November 30, 2020, compared to the Period Ended November 30, 2021, general and administrative expenses decreased from $104,902 to $88,238 for the Period Ended November 30, 2021 representing a decrease of $16,664. The $16,664 decrease is primarily attributable to the decrease in professional fees.

Other Income (Expense)

Other income (expense) consisted of $(115,317) for the Period Ended November 30, 2020. For the Period Ended November 30, 2021, other income (expense) consisted of $(101,301) which resulted from interest expense of $16,024 and gain on extinguishment of debt of $2,961.

Net Loss

Our net loss for the Period Ended November 30, 2020 was $115,317 compared with a net loss of $101,301 for the Period Ended November 30, 2021. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Results for the Year Ended August 31, 2020, through August 31, 2021

Working Capital	For the year ended August 31, 2021 $	August 31, 2020 $
Cash	40,910	26,796
Current Assets	84,307	59,699
Current Liabilities	1,603,299	1,422,925
Working Capital (Deficit)	$(1,518,992)	$(1,363,226)

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Cash Flows	For the year ended August 31, 2021 $	August 31, 2020 $
Cash Flows from (used in) Operating Activities	724,439	(1,855,025)
Cash Flows from (used in) Investing Activities	(817,825)	(20,000)
Cash Flows from (used in) Financing Activities	107,500	1,867,164
Net Increase (decrease) in Cash During Period	14,114	(7,861)

Operating Revenues

The Company’s revenues were $255,061 for the year ended August 31, 2020 compared to $157,311 for the year ended August 31, 2021. The Company’s revenues were less in 2021 due to the Company’s focus on expansion of its facilities and due to continuance of Covid-19.

Cost of Revenues / Sales

The Company’s cost of revenues was $205,136 for the year ended August 31, 2020 compared to $100,287 for the year ended August 31, 2021. The Company’s cost of revenues were less in 2021 due to the Company selling less product and also due to the decrease in prices paid for inventory due to a lower acquisition cost.

Gross Profit

For the year ended August 31, 2020, the Company’s gross profit was $49,925 compared to $57,024 for the year ended August 31, 2021. The increase in profits in 2021, was due to the lower cost of acquiring our products and the lower cost of sales as compared to year ended 2020.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the year ended August 31, 2020 compared to the year ended August 31, 2021, general and administrative expenses increased from $32,458 to $44,956 for the year ended August 31, 2021 representing an increase of $12,498. The $12,498 increase is primarily attributable to an increase in salaries and employees.

Other Income (Expense)

Other income (expense) consisted of $1,764 for the year ended August 31, 2020. For the year ended August 31, 2021 other income (expense) consisted of $(79,193) which resulted from interest expense of $77,090 and financial expenses of $32,000.

Net Loss

Our net loss for the year ended August 31, 2020 was $363,273 compared with a net loss of $565,935 for the year ended August 31, 2021. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At August 31, 2020, the Company had total current assets of $56,699 compared to $84,307 at August 31, 2021. Current assets consist primarily of cash and cash equivalents, accounts receivable, inventory, and prepaid expenses. The increase in current assets of $27,608 was primarily attributed to an increase in accounts receivable and inventory and an increase in cash.

At August 31, 2020, the Company had total current liabilities of $540,244 compared to $1,603,299 at August 31, 2021. Current liabilities consisted primarily of credit line payable, accounts payable, deferred revenue, due to related party, notes payable, derivative liabilities, convertible notes payable, and accrued expenses. The increase in our current liabilities was attributed to the increase in amounts owed to related party and notes payable to a third party.

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We had negative working capital in the amount of $1,363,226 as of August 31, 2020 and a negative working capital in the amount of $1,518,992 as of August 31, 2021.

Cashflow from Operating Activities

During the year ended August 31, 2020, there was cash used in operating activities in the amount of $(1,855,025) compared to cash used in operating activities in the amount of $724,439 for the year ended August 31, 2021. The increase in the amounts of cash provided by operating activities was due to various reasons as shown in the financial statements below.

Cashflow from Investing Activities

During the year ended August 31, 2020, cash used in investing activities was $(20,000) compared to $(817,825) for the year ended August 31, 2021. The $797,825 increase was due to an Acquisition of Preferred B NOHO shares, and an investment in the Company’s website.

Cashflow from Financing Activities

During the year ended August 31, 2020, cash provided by financing activity was $1,867,164 compared to $107,500 provided during the year ended August 31, 2021. This decrease was primarily due to reduced proceeds from the Issuance of preferred shares and the reduction in sale of common shares to $7,500.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of August 31, 2021, the Company has a net loss of $565,935, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to related and third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

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To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model, products and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only an exit report, rather than annual and quarterly reports. Annual reports for reporting companies are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports for Tier 2 issuers are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Sibannac, Inc.

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Corporate History

Sibannac, Inc. ("Sibannac," "Company," "we" or “us”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. for the purpose to engage in any lawful activity for which corporations may be formed. On August 25, 2014, the Company transferred all of its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). In consideration for the transfer of these assets, Colorado Naprodis agreed to assume a substantial amount of the Company’s liabilities. On November 25, 2014, the Company changed its name to Sibannac, Inc.

On August 19, 2015, we entered into an Asset Acquisition Agreement with Apollo Media Network, Inc., a Delaware corporation (“Apollo”) whereby all of the assets of Apollo would be acquired by the Company from Apollo. Pursuant to the Asset Acquisition Agreement, the closing of the Acquisition was effective August 31, 2015, although completed later. Apollo issued to the Company an Assignment Agreement and Bill of Sale for the Assets, duly executed by Apollo. Sibannac delivered to Apollo Media Network, Inc. three million one hundred thousand (3,100,000) shares of the Company’s Common Stock, duly issued, fully paid and non-assessable which were distributed to its shareholders in liquidation of Apollo pursuant to IRC Section 368c. There has been no merger, however, Sibannac obtained the assets and intellectual property of Apollo upon its liquidation.

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We had a short operating history in the Apollo business (only in the startup mode in 2015) and no representation is made, nor is there any intent for the Company to continue to pursue the business model of Apollo.

After the 2015 fiscal year end, we acquired Protection Cost, Inc. for two million, three hundred thousand (2,300,000) shares which intends to provide labor and accounting management systems for the cannabis industry.

The Company opened its new operations in May 2019, in Scottsdale, Arizona, as a developer, manufacturer and seller of premium Cannabidiol (CBD) products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety.

Sibannac, is committed to bringing its customers the highest-grade CBD products on the market and proudly offers the highest quality, all natural, lab tested, CBD oils and extracts. Sibannac, strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

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BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Our Business Overview

We are in the business of developing, producing, marketing and selling nutraceutical products, white label products and end consumer products, some containing the industrial hemp plant extract, Cannabidiol (“CBD”). We sell to numerous consumer markets including the botanical, beauty care, pet care and functional food sectors. We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. The development of products in this highly regulated industry carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

Sibannac, Inc. is a Nevada corporation located in Scottsdale, Arizona. Sibannac currently specializes in creating and selling premium Cannabidiol (CBD) products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety.

Sibannac is committed to bringing its customers the highest-grade CBD products on the market and proudly offers the highest quality, all natural, lab tested, CBD oils and extracts. The company strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

At the heart of Sibannac’s operation is manufacturing. The ability to formulate and produce our own product allows the company to enjoy a cost basis that ensures high margins. The additional ability to control inventory and production is vital to having cost-effective and fast turnaround for clients.

All Sibannac CBD products are derived from US-grown hemp plants — never marijuana. Sibannac products are recommended by physicians, therapists, chiropractors and veterinarians, in addition to being distributed by many of their offices.

Sibannac currently manufactures its CBD products in its new facility in Scottsdale, Arizona. The Company has implemented cGMP manufacturing standards and has consulted with professionals in order to be in compliance with all FDA standards and obtain its own facility number from the agency.

The Company has leased a retail location in Old Town, Scottsdale. The buildout of the space is currently underway as of the fourth quarter of 2021.

Intellectual Property

SNNC’s intellectual property and proprietary rights are important to our business. In the future we plan to secure, maintain and protect our intellectual and proprietary rights, by relying on a combination of patent, trademark, trade secrets and other rights in the United States and across the world. SNNC also has confidentiality agreements with certain contractors and other third parties protecting access to SNNC’s proprietary (IP)intellectual property.

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Sibannac, Inc. Products:

CBD – Cannabidiol

The Company opened its new operations in May 2019, in Scottsdale, Arizona, as a developer, manufacturer and seller of premium Cannabidiol (CBD) products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety.

Each CBD product contains a naturally occurring compound found in the hemp plant (Cannabis Sativa). CBD oil is made by extracting CBD from the hemp plant, then diluting it with a carrier oil. CBD oil is thought to improve the lives of individuals suffering from certain mental and physical ailments. Unlike Tetrahydrocannabinol (THC), which is the main psychoactive cannabinoid found in cannabis and causes the sensation of getting “high” that is often associated with marijuana, CBD is NOT psychoactive. This non-psychoactive quality makes CBD an appealing option for those who are looking for relief from pain and other symptoms without the mind-altering effects of marijuana or the adherent dangers of certain pharmaceutical drugs.

All Sibannac CBD products are derived from US-grown hemp plants — never marijuana. Sibannac products are recommended and distributed by physicians, therapists, chiropractors and those in the veterinary space. Sibannac CBD products may help relieve pain, reduce inflammation and insomnia, and improve overall health and wellness. Hemp-based CBD oil has also been shown to assist in managing the symptoms of neurological disorders, such as epilepsy and anxiety, and can even be used as a remedy for skin issues, like acne and eczema. Sibannac carries a full line of all-natural, hemp-based CBD solutions including CBD oils, CBD gummies, CBD pills, CBD creams and CBD gels for topical options.

Kratom

As an outgrowth of CBD, Sibannac is focused on developing similar products derived from other plant species that offer similar healing properties and overall wellness. To this end, Sibannac is intending to bring to market a line of consumer products formulated with Kratom. Kratom is the commercial name for Mitragyna Speciosa Korthals, a tree indigenous to Southeast Asia. The main compound in Kratom, Mitragynine, has been used for hundreds of years in Asia as a natural, plant-based medicine, to combat many of the symptoms CBD is sought for, namely pain, as an anti-inflammatory, anxiety and sleep. The company is in the process of formulating a line of Kratom products for wholesale distribution, white labeling and retail under brands currently under development.

The focus on Kratom, similar to CBD, is borne out of Sibannac’s ability to source the raw materials, develop formulations and manufacture finished goods for direct sale. Kratom is used extensively by consumers seeking to manage long term, chronic pain without having to resort to opioid drugs. Indeed, many users have turned to Kratom as an alternative to prescription drugs, using it to manage withdrawal symptoms often experienced from extended opioid use. In addition, the domestic U.S. Kratom market has not experienced the saturation seen with CBD products, thus offering an opportunity to create lasting brands in a less competitive space. In addition, there are many potential products Sibannac is in the process of creating, combining Kratom and CBD, such as in an oral suspension or capsule. Sibannac is working with sources who have developed specific extraction processes for Kratom.

The company will offer its Kratom products through its retail location in Scottsdale as well as online through direct-to-consumer marketing and internet-driven, Cost-Per-Acquisition (CPA) campaigns.

Current Good Manufacturing Practices “cGMP”

The Company commissioned a build out of its new manufacturing facility in April 2019. Since opening operations, the Company has continually acquired new and upgraded equipment and has upgraded the plumbing and electrical systems to handle all requirements for machinery and to ensure the facility is abiding by all required manufacturing guidelines and practices.

Sibannac has engaged an expert in manufacturing and facilities design in order to advise on the set up of the physical plant ensure we are following cGMP – current Good Manufacturing Practices. The guidelines for cGMP are found in the Code of Federal Regulations, Title 21 C.F.R 210 et seq. The company is integrating all provisions of cGMP at this time and will be obtaining a “facility number” from the Food and Drug Administration in the near future.

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In addition to having the facility comply with the code, such has providing a safe and clean production facility, the Company is implementing a necessary series of procedures and protocols with tracking software, so that all manufacturing is standardized, and production notes are recorded and available, along with all batch and lot production information. We provide this information to white label clients and consumers in order to provide transparency in the manufacturing process.

As Sibannac has begun to manufacture products for white label customers, it has become apparent that there is a low number of competing CBD manufacturers in the market. A number of the larger manufacturers either have very high minimum order requirements or long turn-around times and most of the smaller manufacturers cannot provide a consistent product and often lack the efficiencies to be profitable. Moreover, a small manufacturer who does not follow cGMP is limited in the clientele it can service, as most brands and distributors demand certified and compliant manufacturers. Given the limitation of properly zoned real estate and limited number of qualified personnel who formulate and oversee the manufacture of Cannabis products, the company anticipates extensive growth in manufacturing revenues in 2021-2022.

Letter of Intent with SPUR BIOTECH, LLC

Sibannac has executed a non-binding Letter of Intent ("LOI") with SPUR Biotech, LLC, a private, medical research company engaged in the development of plant-based vaccines. Sibannac is making disclosure of this LOI as it anticipates moving forward with SPUR into a binding, financing and marketing agreement, as SPUR is moving toward clinical trials seeking regulatory approval of its lettuce-derived vaccines. SPUR’s team, working in conjunction with the University of Akron in Ohio, is comprised of biomedical and mechanical engineers as well as molecular biologists.

Marketing

Brand Strategy and Marketing Overview

Our Growth Strategy

Our growth will continue to be focused on the vertical integration and growth of all segments of the CBD space:

•	Dependable White/Private Label Manufacturing Service. Our experience and dedicated team continue to refine and expand our white label services and has become the manufacturer to many regional and nationwide brands.

•	CBD Product Research and Development. Our team provides custom products and proprietary formulations for some of the most popular industry items. We also continue to expand product offerings with the development and launch of new items on a regular basis. Custom formulations for outside brands build long term commitments from our customers.

•	Direct-to-Consumer Expansion. Our direct-to-consumer business is expected to be our growth driver for the next several years. The lower cost of our in-house research, development and manufacturing give us a measurable cost and production advantage, which we believe to be the key to our future success, as margins in the industry compress and are expected to continue to compress over the next several years.

•	Core Brand Distribution. We plan for a nationwide rollout of our in-house brands which will be another substantial driver of growth for the foreseeable future, after this offering we will begin expansion of our sales and marketing teams and will look to add talented people in all segments of the business to push current and future growth opportunities.

•	Acquisition Strategy. We plan on acquiring other likeminded companies through acquisitions in the future. We will continue to search for target acquisitions that meet our acquisition criteria and are accretive to our business. Our platform was built from the ground up to promote acquisitions expansion as a driver of substantial growth as the industry matures and margins compress. Our relationships and partners in the trade show and manufacturing business will be a key source for possible candidates. Our criteria will be stringent and we will look at any and all opportunities that allow us to use our low cost manufacturing to drive higher margins in acquisition candidates. Small regional brands with distribution would benefit greatly in both low-cost manufacturing and quality research and development of new and current product offerings available from our inhouse brands and products. As margins compress in the industry, the low-cost manufacturing capabilities will be a key component to higher profits leading to consolidation which we intend to capitalize on in the coming years.

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The Company expects that its marketing strategy and tactics will evolve over time as the Company’s services and markets expand. Accordingly, the marketing plan will be flexible in choosing the appropriate channels and media that align with the Company’s long-term objectives.

Market Background

The industrial hemp market is projected to grow at a CAGR of 34% from USD 4.6 billion in 2019 to USD 26.6 billion by 2025. The growth of this market is attributed to the increased consumption of hemp-based products. However, the complex regulatory structure for the usage of industrial hemp in different countries is expected to hinder the market growth of industrial hemp.

The market, customers and distribution methods for hemp-based products are large and diverse. These markets range from hemp-based consumables, cosmetics, bio plastics and textiles, to list a few. This is an ever-evolving distribution system that today includes early adopter retailers and ecommerce entities, and product development companies that use our manufacturing capabilities to produce their internally developed consumer products for distribution. In addition, many of our customers use our propriety products and sell them under their own labels.

Sibannac has manufactured CBD products for approximately 20 private brands in a white-label capacity over the last 3 years. However, we believe that as awareness continues to grow for hemp-based products, such as CBD and other products derived from hemp, the market has and will continue to grow over the next several years.

Our target customers are first and foremost end consumers via internet sales, direct-to-consumer retail stores, cooperatives, affiliate sales and master distributors. Secondarily, we are targeting developers of products that we can easily produce with our manufacturing capabilities, national and regional broker networks and major distribution companies who have preexisting relationships with major retail chain stores. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

In 2022, Sibannac will be introducing and launching its wholly-owned wellness brand called Cherryology. The Company has conducted research into the naming of the brand as well as a marketing analysis of the overall supplement marketplace. Due to the significant cost reduction of CBD as an ingredient over the last two years and the attrition of many brands that succumbed to the financial strain of the recent pandemic, the Company is confident in the timing of launching its new flagship brand in collaboration with Eric Stoll and Lifetime Branding. Sibannac has obtained a Notice of Allowance from the U.S. Patent and Trademark Office for the Cherryology name covering several categories in addition to supplements, including apparel and alcohol.

Market Analysis

In April 2019, the cost of a kilo of CBD Isolate was $7,000. In April 2020, due to the over production of hemp and extraction of CBD, the cost of a kilo is approximately $300. Although the price of Isolate has significantly decreased over the last year, the company’s pricing has remained virtually unchanged, resulting in far greater profit margins. While the cost of raw materials will fluctuate, our ability to produce consistently dosed products in a timely manner is a significant barrier to entry for competitors. In addition, competing firms would also have to secure suitable real estate and finance the buildout of a clean room or lab area, as well as implement cGMP standards. Sibannac has full products liability insurance coverage for its CBD products and can offer coverage to clients, wholesalers, retailers and distributors. There are not many carriers that offer this coverage, another factory that differentiates Sibannac. The company believes that the FDA will ultimately lay out a regulatory scheme, requiring manufacturers to be cGMP compliant. Enactment of such regulation would result in many of the smaller manufacturers ceasing operations due to non-compliance. These factors are significant in allowing Sibannac to continue to grow its core business and maintain high profit margins.

Retail

Sibannac has secured a retail location for the sale of our products in Old Town, Scottsdale. Located in Scottsdale, AZ, at the intersection of Miller and Indian School Roads, the company has secured a unique opportunity to open a retail sales just minutes from our manufacturing facility and in the heart of bustling, Old Town, Scottsdale. The store is scheduled to be opened in the second quarter of 2022 when the Company has launched is new wellness brand. The store is approximately 450 square feet and is located in a small center adjoining a chiropractic practice. The lease is extremely favorable as it is a month-to-month tenancy, terminable only at the company’s discretion. The rent is well under market value at approximately $2/square foot, allowing the company to sell our products at retail margins that range from 100-1000%. The retail environment also provides a significant opportunity to engage with consumers, test new products and gain valuable feedback.

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Online - Direct to Consumer via Cost Per Acquisition Model

The company has assembled a core group of digital marketing and online sales executives to build an online sales funnel to be marketed through affiliate networks and online publishers. The offer is comprised of a long-form product pitch with educational content marketed through email campaigns and banner ads through CPA (Cost Per Acquisition) partners.

Sibannac will pay between $90 - $105 for each “acquired” customer, each of whom is estimated to buy three products from the initial engagement, totaling an average of $160. The company has established relationships with the networks that provide the online traffic that results in converting online seekers into buyers. With product costs factored into the initial sale, there is limited profitability, but the strength of the model lies in the ability to build a stable, long-term customer base. From a cash flow perspective, we are able to acquire buyers on terms, 4-7 days in arrears. This allows the company to charge the customer and use those funds to pay for the acquisition cost. Even in light of limited initial profitability, there is no “cash burn” in the CPA process.

Email Drip and Up-sells/Cross-sells and Partials

A “partial” sale occurs when a prospective customer begins the checkout process from the online sales offer but does not complete the purchase and leaves an abandoned shopping cart. Often, however, the customer provides sufficient contact information in the form of email and phone that allows a support representative to reach out in near real time in an effort to secure a product sale. The benefit of converting a partial sale is that there is no Cost Per Acquisition – in other words, no acquisition cost, because the publisher in this case did not provide a buyer.

Once acquired, the company will use outsourced customer service and sales support to handle inquiries and to sell new products and offer preferential terms on quantity discounts to existing customers. After the initial purchase, customers will receive a series of product information and sales emails through an “email drip” campaign. These emails are not only inexpensive but result in ongoing customer engagement and increased buying experiences. Once trust is established over a number of positive engagements and customer experience with our products, customers welcome new product offers and volume discounts.

Sales and Distribution

We will sell our proposed products through our e-commerce, direct, large retail chains, small chains and store fronts, and to retailers around the U.S. Customers can use credit cards for direct purchases from us. We are working to begin selling our potential products, using different sales techniques and optimizing our website. Customers who purchase a certain amount of our planned products receive free shipping and handling on their purchases. We cannot predict the likelihood of success in using these techniques.

Industry Risks

Outside of the normal competitive landscape, as Sibannac develops cutting-edge products and formulations, there are unknowns with regard to regulations of the Cannabis industry in general and regarding CBD and Kratom specifically.

The FDA has not approved CBD to be sold as a dietary supplement. While CBD products are widely distributed and can be purchased online and through retail, the FDA has not approved CBD as a supplement and this reality has delayed many large retailers and online sellers from marketing product. The positive takeaways from the current uncertainty are that there has not been any indication from the FDA that products will be removed from retail. Indeed, the only actions taken by FDA regarding industry brands involve mislabeling of product and unwarranted, unsupported product claims. In light of the current environment, Sibannac intends to continue to produce CBD products, ensuring to the extent possible that all labeling reflects accurate ingredients and that no “drug” claims are being made.

With regard to Kratom, the FDA has an involved history with the industry. The Kratom plant - Mitragyna Speciosa – is a plant in the coffee family and originates from South East Asia, indigenous to Thailand, Indonesia, Malaysia and others. Kratom’s active compound is Mitragynine and has been used for centuries in Asian cultures to reduce inflammation and pain. At lower dosages, Kratom acts much like its coffee cousin, providing energy like caffeine. However, at higher doses, it is widely used to combat chronic pain. In the United States, it has developed a loyal and growing following from chronic pain sufferers as well as those attempting to stave off withdrawal symptoms from opioid addiction.

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The status of both CBD and Kratom remains unresolved as far as future regulation. Sibannac is anticipating FDA’s concerns in establishing a safe marketplace for these products. To this end, the company has engaged, Eric Manfull, an expert in engineering, building manufacturing lines and compliance with FDA. Eric will head Sibannac’s compliance and is responsible for creating manufacturing protocols, procedures and record keeping in order to be, an remain, in compliance with cGMP – current Good Manufacturing Practices (See, Title 21 of the Code of Federal Regulations).

CBD and Kratom share some common market challenges, mainly involving the lack of current regulation, uncertainty in the classification of these substances as dietary supplements or other and lack of clinical trials to establish effective dosing and overall efficacy. Sibannac is approaching this uncertainty by establishing itself as an industry leader, ensuring that all products and raw materials are tested and manufactured in compliance with applicable laws and labeled and marketed accurately, without making any unsubstantiated claims. The Company plans to set up the physical layout of our facility, create operating procedures and record keeping in order to obtain an FDA facility number.

Suppliers

Some of our future products may be made by independent vendors, with third party lab tests for each individual product batch uploaded to our website. We will also purchase raw materials (hemp, kratom, apricot seeds) and produce our own products. For products we do not produce ourselves we will select those potential products from select vendors. All ingredients that we purchase are purchased by and from the vendors. All products will be tested by third parties or by the vendors to ensure no presence of THC. We have not experienced nor are we aware of any shortages of supplies available.

Competition

The online, Direct to Consumer environment for CBD offers is not saturated with competitors as it is in retail. There are a number of reasons for this. The ability to develop an online offer that converts sales requires highly skilled designers with specific knowledge and experience in content creation and product placement. The online seller must also provide all support personnel from sales to customer service and CRM management. The entire platform involves many components and skilled execution that are unrelated. The ability to source these key services is rare. Moreover, as online traffic is the sales mechanism, relationships with reputable traffic providers is fundamental to success.

Good relationships are the bedrock of success in the online space. They not only ensure as much as possible that customers are legitimately acquired, and they also allow respected vendors like Sibannac to have payment terms. The ability to grow the customer base without having to finance the growth with the company’s funds is a significant advantage and allows the campaign to expand and scale quickly.

Sibannac has been approved by Square™ for credit card processing for CBD product sales. Credit card processing remains difficult to obtain for CBD companies as most processing solutions are done through conventional banks and payment platforms. Even though Industrial Hemp was removed as a controlled substance as part of the 2018 Farm Bill, banking of CBD businesses, as distinct from Marijuana dispensaries, remains clouded. As part of Square’s beta program, Sibannac is approved to sell compliant Hemp derived CBD products throughout the United States. Until banking and credit card processing become ubiquitous, most likely due to passage of the Safe Banking Act and related legislation as well as regulations specific to Hemp merchants, Sibannac will enjoy a less crowded competitive environment.

Sibannac’s manufacturing of its own products results in very low cost and high margin. Many of the larger CBD brands do not manufacture their own products and have not only much higher cost, but have to commit to large production runs, often taxing cash reserves, and they have no direct control over quality or delivery time. Sibannac’s structure, by contrast, is vertically integrated and not subject to the market conditions to the same extent of much of our competition.

Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our future products, software and services. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

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Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The USDA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because we only use Hemp Derived CBD which is Federally legal. As the legal landscape and understanding about the differences in hemp derived cannabinoids unfolds, it will be increasingly important to distinguish “cannabis” & “THC” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD. Our future products and messaging will be very clear and precise in announcing those differences and we make no claims of any “cures” or “specific ailment” remedies.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of cannabis-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing Hemp Derived CBD would fall under these tax plans if and when they are imposed.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its future products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations

In 2014, the distinction between the use of Cannabis Sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

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The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our proposed products that contain CBD derived from industrial hemp or cannabis delivered in the State of California. Further, our proposed products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our planned products containing CBD derived from industrial hemp or cannabis delivered in other States are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our proposed industrial hemp-based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

Environmental Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our proposed products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

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Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 9535 E. Doubletree Ranch Rd., Ste 120, Scottsdale, AZ 85258. Our main telephone number is (480) 407-6445. Our website is www.snncinc.com and our email address is info@snncinc.com.

Manufacturing/Warehousing

The Company leases a 5,000 sq. ft. of flexible industrial space in Scottsdale, AZ. This facility consists of office, warehouse and clean manufacturing/laboratory space. The lease rate is @ $15.45 per sq. ft., on an annual basis, and there are 2 years and 3 months remaining on the lease.

Retail

The Company leases 450 sq. ft. of retail space in Old Town Scottsdale, AZ. This facility consists of office, warehouse and clean manufacturing/laboratory space. The lease rate is $24.53 per sq. ft., on an annual basis, and there is 1 year and 11 months remaining on the lease. The lease may be terminated at any time with thirty days’ notice.

Employees

Other than our Officers and Directors we have one full-time and no part-time employees of our business or operations who are employed at will by Sibannac, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff in large part because of our Remote Work corporate structure that allows for location and time flexibility.

CEO Employment Agreement

On July 10, 2017, the Company and David Mersky, our CEO entered into an Officer Employment Agreement (Employment Agreement). The term of the Employment Agreement is for five (5) years. As per the Employment Agreement Mr. Mersky will be employed as the CEO of the Company, and as such will devote his efforts energies and skill to the discharge of the duties and responsibilities attributable to the CEO position with the Company. Mr. Mersky’s base salary as per the Employment Agreement is in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) per year, Mr. Mersky, will also be eligible for an annual incentive compensation bonus of up to Twenty-Five (25%) percent based upon measurable goals that are agreed to by the Board of Directors and Mr. Mersky, annually. Additionally as per the Employment Agreement the Employment Agreement will be reviewed yearly and there can be adjustments to the Base Salary and award of Incentive Compensation on or before August 15th each year.

The foregoing description of the Employment Agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which is filed as Exhibit 6.1, to this Regulation A Offering, and is incorporated herein by reference.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

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In the future we will implement a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements will also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we will have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of January 20, 2022:

As of January 20, 2022, the Sibannac, Inc. had 1 full-time employees (our Officer David Mersky), and no part-time employees.

The directors and executive officers of the Company as of January 20, 2022, are as follows:

Name	Position	Age	Approx. Hours Per Week
David Mersky, Esq.	President, CEO, CFO, Secretary Director	48	50
Eric Stoll	Chief Marketing Officer	49	35
James D. Staudohar	Director,	82	7
Booker T. Evans, Jr. Esq.	Director	73	1

David A. Mersky, 50, Chief Executive Officer and Director

Mr. Mersky earned his Bachelor of Science in Marketing from the prestigious Stern School of Business at New York University. Upon graduation he was accepted to Brooklyn Law School, where he earned his Juris Doctor degree. Mr. Mersky was admitted to the New York Bar as well as the Federal U.S. District Courts for the Eastern and Southern Districts of New York. David practiced commercial litigation as a trial lawyer in the greater New York City area prior to relocating to Arizona for an opportunity to explore the merchant services industry. In addition to conventional payment processing, David expanded into other financial services products and forged cross-marketing partnerships, eventually combining his background in marketing, law and merchant services to form Time Jump Investments, catering to brick-and-mortar merchants as well as online sellers. David brings his multi-faceted background and experience to Sibannac, as the company aggressively pursues an innovative business model in the alternative health and wellness space. Mr. Mersky has been the full time Chief Executive Officer of the Company, exclusively since assuming the position in 2017.

Eric Stoll, 49, Chief Marketing Officer

Mr. Stoll, has operated Lifetime Branding Collaborative LLC, since 2016, as its founder and Chief Marketing Officer. During this time, he has been exclusively working in that capacity, responsible for the oversight of all creative and branding operations on behalf of the firm's clients. Mr. Stoll is a creative optimist who is supremely skilled in connecting brands with people. Eric’s natural energy for creativity, authenticity and humor has uniquely influenced his work. Success has grown from his ability to create long-lasting relationships and to translate the creative process into breakthrough design and storytelling for some of the world’s most recognizable brands including American Express and Converse. With 30 years of experiences in the worlds of business and marketing, Eric has honed his capacity for blending commercial reality and cultural influence.

James D. Staudohar, 85, Director and Chairman of the Audit Committee

Mr. Staudohar is a veteran of corporate finance, having served in senior management for successful public companies and private enterprise for over 40 years.

Since 2003, Mr. Staudohar has provided business advisory and consulting services to companies throughout the Phoenix metropolitan area. Jim has served as Chief Financial Officer of several companies, including RSI, a multi-million-dollar asset recovery business in Phoenix, Arizona and Best Products in 1983, then a billion-dollar retail organization. From 1973-1981, Jim served as Vice President and Controller of B. Dalton Bookseller.

In addition to his financial experience, Mr. Staudohar has served on the Board of Directors, as Chair of the Audit Committee, and as a member of the Compensation Committee of Iveda Solutions, Inc. He previously served on the Board of Directors of Smith & Wesson Holding Corporation, the publicly traded parent company of the gun manufacturer, from 2002-2004. He also served as the Chair of Smith & Wesson’s Audit Committee and as a member of the Nominating Committee. Mr. Staudohar received his B.A. Degree in Accounting from the University of Minnesota. Mr. Staudohar has been retired and has not been actively employed for the last five years.

Booker T. Evans, Jr., Esq., 73, Director

Mr. Evans is a renowned trial attorney, having been a member of some of the leading law firms in the country over one of the most distinguished legal careers. Mr. Evan’s practice has been concentrated in commercial litigation and white- collar criminal defense, product liability, insurance matters, criminal and civil RICO cases, and health law matters. Booker has substantial civil and criminal trial experience, along with post-conviction case experience in the federal court system and is often retained in matters involving the Federal Sentencing Guidelines.

He has been named to Arizona's Finest Lawyers, a Southwest Super Lawyer in Arizona, a Top 50 Super Lawyer and a Super Lawyer in White Collar Criminal Defense, a Top 100 Trial Lawyer and a Best Lawyer in America by US News & World Report.

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Prior to entering private practice, he served as a Chief Deputy District Attorney in Las Vegas, Assistant United States Attorney in Nevada and Arizona, and Corporate Counsel for Arizona Public Service Company. Mr. Evans continues to practice law in the Phoenix area.

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In the ordinary course of business, the Board plans to maintain an independent compensation committee and an audit committee. At this time, our Board, as a whole, serves as its compensation committee and audit committee. Our Board has determined that none of the directors sitting on the audit committee qualify as a financial expert.

The primary function of the compensation committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of our officers. The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters, and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our Board of Directors functions as the audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Other than the foregoing, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended August 31, 2021, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

David Mersky,	2021	$175,000	0	0	0	0	0	0	$175,000
CEO, Secretary, Director	2020	$175,000	0	0	0	0	0	0	$175,000

James D. Staudohar, Director	2021	$0	0	0	0	0	0	0	$0
	2020	$12,000	0	0	0	0	0	0	$12,000

Booker T. Evans, Esq., Director	2021	$0	0	0	0	0	0	0	$0
	2020	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended August 31, 2021.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 3 members. David Mersky, who does not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. James D. Staudohar, and Booker T. Evans, Esq., who do qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to the Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Director and the Company with regard to our Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the David Mersky, our CEO, 9535 E. Doubletree Ranch Road, Ste 120, Scottsdale, Arizona 85258. Our main telephone number is (480) 407.6445. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. David Mersky collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by David Mersky unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

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During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None before this offering, see description of securities section for Class A Warrant description.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

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During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

As of August 31, 2021 the Company owed $70,884 to a related party for unsecured, non-interest-bearing cash advances made to the Company for working capital. There are no specific repayment terms.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Sibannac, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Sibannac, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Sibannac, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Sibannac, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three members. Each director of the Company will serve until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of January 20, 2022 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 30,875,046 shares of common stock deemed to be outstanding as of January 20, 2022.

The following table gives information on ownership of our securities as of January 20, 2022. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
David Mersky, CEO, CFO, Secretary, Director	5,000,000 Series A Preferred	99	%(2)

James D. Staudohar, Director	0	0%

Booker T. Evans, Esq., Director	0	0%

MDHC Johnson Family Partnership	18,000 Series B Preferred 1,000,000 Common	18%(3) 3.24%

Travis Hair	1,500 Series B Preferred 1,542,100 Common	1.5%(3) 4.99%

Daniel Allen	2,506,500 Common	8.12%

Chase Zeman	2,380,594 Common	7.7%

Kirk Kimerer	1,700,000 Common	5.5%

Rich Heineck	1,700,000 Common	5.5%

Kevin Olson	1,200,000 Common	3.9%

Eric Stoll	80,000 Series B Preferred	80.4(3)

All executive officers and directors as a group ( 3 persons)		0% Common Stock 100% Series A Preferred 99%(2) Total Common Vote

_____________

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 5,030,875,046 shares when considering Series A Preferred Stock voting designation.

(3)	Based upon 30,875,046 common shares issued and outstanding, without conversions as of January 20, 2022.

49

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue One Hundred Twenty Million (120,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and Ten Million (10,000,000) shares of preferred stock (the “Preferred Stock”), of which 10,000,000 such shares have been designated as Series A Preferred Stock. Each share of common stock is entitled to one vote per share of common stock.

Series A Convertible Preferred Stock: The Company is currently authorized to issue up to 5,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series A Convertible Preferred Stock for 1,000 shares of common stock. These shares have  voting rights equal to 1,000 shares of common stock for each share of Series A Preferred. As of January 20, 2022, 5,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding.

Series B Convertible Preferred Stock. The Company is currently authorized to issue up to 400,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series B Convertible Preferred Stock at the amount that is eighty percent (80%) of the closing stock price of the Company’s Common Stock on the five (5) trading days prior to the date of any conversion demand divided by the face value of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock holders may not convert not convert into more than 4.9% of the Company’s Common Stock. These shares have no common stock voting rights. The face value of the Series B Convertible Stock is $5.00. The Series B Convertible Preferred Stock is to receive a quarterly dividend equal to eight (8%) based on its face value. As of January 20, 2022, 99,500 shares of Series B Convertible Preferred Stock were issued and outstanding.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. As per our ByLaws, Stockholders may use cumulative voting elections when electing Directors.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

50

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

Series A Convertible Preferred Stock: The Company is currently authorized to issue up to 5,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series A Convertible Preferred Stock for 1,000 shares of common stock. These shares have  voting rights equal to 1,000 shares of common stock for each share of Series A Preferred. As of January 20, 2022 5,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding, respectively.

Series B Convertible Preferred Stock. The Company is currently authorized to issue up to 400,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series B Convertible Preferred Stock at the amount that is eighty-percent of the closing stock price of the Company’s Common Stock on the five (5) trading days prior to the date of any conversion demand divided by the face value of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock holders may not convert not convert into more than 4.9% of the Company’s Common Stock. These shares have no common stock voting rights. The face value of the Series B Convertible Stock is $5.00. The Series B Convertible Preferred Stock is to receive a quarterly dividend equal to eight (8%) based on its face value. As of January 20, 2022, 99,500 shares of Series B Convertible Preferred Stock were issued and outstanding.

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

NOTE: Our Units in this Offering constitute shares and warrants. We intend to apply to FINRA for trading approval of the Units, and the warrants separately. We also shall allow the Units to be separated into the components of shares and warrants, and if separated will no longer be a “Unit.”

Warrants

We currently have authorized a class of warrants, Class A, to be issued as part of this Offering. The basic provisions of the Class A warrants are as follows:

Class A Warrants Included in Units Issuable in this Offering

The Warrants to be issued as part of this Offering will be designated as our “Class A” Warrants. These Warrants will be separately transferable following their issuance and through their expiration two (2) years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $0.20 per Warrant through its expiration. There is no public trading market for the Warrants and there can be no assurances that one will develop. The common stock underlying the Warrants, upon issuance, will also be traded on the Over the Counter (OTC) Market under the symbol ‘SNNC.’

51

All Warrants that are purchased in the Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire two years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of $0.20 per Warrant. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $.50 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and TranShare Corporation, the intended warrant agent.

52

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Sibannac, Inc. (“SNNC,” “We,” or the “Company”) is offering up to $4,050,000 total of Units, each Unit consisting of one share of Common Stock, $0.001 par value and one warrant, par value $0.001 (the “Units” or collectively the “Securities”).

Transfer Agent

Our transfer agent is TranShare Corporation, whose address is 17755 North US Highway 19, Suite 140, Clearwater, FL 33764, telephone number is (303) 662-1112, and website is www.transhare.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

53

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Carl Ranno, Esq. of Phoenix, AZ.

EXPERTS

______

The financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

54

Sibannac, Inc.

TABLE OF CONTENTS

(UNAUDITED)

For the Period Ended November 30, 2021

For the Year Ended August 31, 2021

F-1

Sibannac, Inc.

Balance Sheet

At November 30 2021

(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$7,332
Accounts receivable	4,623
Inventory	27,112
Total current assets	39,067

OTHER ASSETS:
Equipment	7,615
Investments	500,000
Website costs	330,210

Total assets	$876,892

LIABILITIES
CURRENT
Accounts payable	$223,738
Accrued compensation to officer and director	483,780
Due to related parties	59,662
Unissued stock liability	373,116
Total current liabilities	1,140,296

LONG TERM
Debentures payable	319,032
Notes payable	56,500
Accrued interest	79,704
Total Liabilities	1,595,532

STOCKHOLDERS' DEFICIT
Preferred stock	5,101
Common stock	30,875
Additional paid-in capital	3,113,015
Accumulated (deficit)	(3,867,631)
Total stockholders' deficit	(718,640)

Total liabilities and stockholders' deficit	$876,892

See accompanying notes to these unaudited consolidated financial statements

F-2

Sibannac, Inc.

Income Statements

(Unaudited)

	For the three months ended
	November 30
	2021	2020
Total sales revenue	$1,692	$65,623
Total cost of sales	0	37,855

GROSS PROFIT	1,692	27,768

OPERATING EXPENSES
General and administrative	9,476	5,628
Sales and marketing	0	4,808
Professional fees	7,142	48,069
Officer and director compensation	47,750	45,750
Rent & utilities	24,901	21,691
Website development expenses	661	6,724
Total operating expenses	89,930	132,670

TOTAL OPERATING INCOME (LOSS)	(88,238)	(104,902)

OTHER INCOME AND (EXPENSE)
Interest income	0	1,002
Interest expense	(16,024)	(11,417)
Gain on extinguishment of debt	2,961	0
	$(101,301)	$(115,317)
Net (loss)

(Loss) per share	$(0.004)	$(0.007)
Basic	$(0.004)	$(0.007)
Diluted

Weighted Average Shares Outstanding	26,753,705	16,127,000

See accompanying notes to these unaudited consolidated financial statements.

F-3

Sibannac, Inc.

Statement of Changes in Stockholders’ Equity

(Unaudited)

	Preferred Shares	Amount	Common Shares	Amount	Paid-In Capital	Unrealized Gain (Loss)	Accumulated (Deficit)	Total

Balance at August 31, 2019	10,000,000	$10,000	16,127,194	$16,127	$49,775	$14,000	($2,837,122)	($2,747,220)
Retired Preferred A	(5,000,000)	(5,000)	–	–	–	–	–	(5,000)
Issuance of unissued preferred shares	–	0	–	–	1,711,164	–	–	1,711,164
Preferred B issuance	19,000	19	–	–	94,981	–	–	95,000
Unexercised put option	–	–	–	–	–	57,400		57,400
Net (loss) for year ended Aug. 31, 2020	–	–	–	–	–	–	(363,273)	(363,273)
Balance at August 31, 2020	5,019,000	5,019	16,127,194	16,127	1,855,920	71,400	(3,200,395)	(1,251,929)
	–
Unexercised put option	–	–	–	–	–	(71,400)	–	(71,400)
Preferred B issuance for cash	1,500	-2	–	–	7,498	–	–	7,500
Common stock issued for services	–	–	7,766,518	7,766	439,234	–	–	447,000
Common stock issued for debt	–	–	2,325,000	2,325	216,763	–	–	219,088
Net (loss) for the year ended August 31, 2021	–	–	–	–	–	–	(565,935)	(565,935)
Balance at August 31, 2021	5,020,500	$5,021	26,218,712	$26,218	$2,519,415	$0	($3,766,330)	($1,215,676)

Preferred B issuance for services	80,000	80	–	–	399,920	–	–	400,000
Common stock issued for debt	–	–	4,656,334	4,657	193,680	–	–	198,337
Net (loss) for 3 months ended Nov. 30, 2021	–	–	–	–	–	–	(101,301)	(101,301)
Balance at November 30, 2021	5,100,500	$5,101	30,875,046	$30,875	$3,113,015	$0	($3,867,631)	($718,640)

F-4

Sibannac, Inc.

Statement of Cash Flows

(Unaudited)

	For the three months ended
	November 30,
OPERATING ACTIVITIES	2021	2020
Net (loss) for the period	$(101,301)	$(115,317)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Changes in assets and liabilities:
(Incr)/decr - Inventory	(3,102)	(5,947)
(Incr)/decr - note receivable	14,764	0
(Incr)/decr - interest receivable & discount	0	(1,001)
Incr/(decr) in accounts payable	12,500	40,501
Incr/(decr) in accrued compensation	43,750	43,750
Incr/(decr) in notes payable	0	2,500
Incr/(decr) in debenture payable	0	11,417
Incr/(decr) in accrued interest	13,064	0
Incr/(decr) in due to related party	(13,253)	0

Net cash (used in) provided by operating activities	(33,578)	(24,097)

INVESTING ACTIVITIES
Purchase of equipment	0	(615)

Net cash (used in) provided by investing activities	0	(615)
FINANCING ACTIVITIES
Cash from an investment reduction	0	15,000

Net cash (used in) provided by financing activities	0	15,000

INCREASE (DECREASE) IN CASH	(33,578)	(9,712)
CASH, BEGINNING OF PERIOD	40,910	26,796
CASH, END OF PERIOD	$7,332	$17,084

NON-CASH TRANSACTIONS IN COMMON SHARES
80,000 Preferred B shares issued for website	$400,000	$0
4,656,334 Common shares issued for debt	$198,337	$0

See accompanying notes to these unaudited consolidated financial statements.

F-5

Sibannac, Inc.

Notes to Unaudited Financial Statements

For the three months ended November 30, 2021 and November 30, 2020

NOTE 1.                   BASIS OF PRESENTATION AND NATURE OF BUSINESS

Nature of Business

Sibannac, Inc. (“Sibannac” or “Company” or “we”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. On August 25, 2014, the Company transferred all its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). On November 25, 2014, the Company changed its name to Sibannac, Inc.

On July 17, 2017, the Company acquired Imbutek Inc., including its Plan of Operation (the “Plan”), and its sole shareholder became the President of the Company. The Company is preparing and packaging health products for wholesalers and retail under the Plan.

Basis of Presentation

The Company prepared the accompanying unaudited financial statements. Management has made all adjustments necessary to fairly present the financial position, results of operations and cash flows for the stated periods. Except as described below, these adjustments consist only of regular and recurring adjustments. Management has omitted certain note disclosures that typically would be included in audited financial statements prepared under generally accepted accounting principles in the United States of America.

Going Concern

The Company prepares its financial statements using generally accepted accounting principles in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain sufficient capital, it could be forced to cease operations. To continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from Management and significant shareholders sufficient to meet its minimal operating expenses, or (2) seeking out and completing a merger with an existing operating company.  However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company cannot continue as a going concern.

NOTE 2.                   CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. At certain times, cash in bank may exceed the amount covered by FDIC insurance.

F-6

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset, or the exit price paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the entire term of the related assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of August 31, 2021, all the Company’s financial instruments are recorded at fair value.

Accounts Receivable and concentration of credit risk

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales is recorded at the time services are delivered and payment is reasonably assured. Product sales are generally collected from 30 to 60 days after the invoice is received. On a periodic basis, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information.

Inventories

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales is recorded at the time services are delivered and payment is reasonably assured. Product sales are generally collected from 30 to 60 days after the invoice is received. On a periodic basis, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information. There was no allowance at November 30, 2021.

Revenue Recognition

The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

F-7

None of the Company’s revenue represents an obligation to perform services. Since the Company’s revenue is generated from via multiple small buyers and online, the Company does not have material contract assets or liabilities that fall under ASC 606.

The Company recognizes revenue as goods are sold and are considered complete upon successful delivery of the product to the customer as the Company has no further performance obligations and collection is assured as the Company is paid 100% of the retail price of its products when they sold.

The Company’s revenues accounted for under ASC 606, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales price is generally fixed at the point of sale and all consideration from the sale is included in the transaction price. The Company’s sales do not include multiple performance obligations or variable consideration.

Income taxes

We account for income taxes in accordance with ASC 740-10, Income Taxes. We recognize deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the consolidated financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We classify interest and penalties as a component of interest and other expenses. To date, there have been no interest or penalties assessed or paid.

We measure and record uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

The Company had no income tax provision for the periods ended November 30, 2021 and November 30, 2020, due to recurring net losses.

Loss per share

ASC 260-10 “Earnings Per Share” requires the Company to calculate its net income (loss) per share based on basic and diluted net income (loss) per share, as defined. Basic EPS excludes dilution and is computed by dividing net income (loss) by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of outstanding options and warrants issued by the Company, are reflected in diluted EPS using the treasury stock method. Under the treasury stock method, options and warrants will generally have a dilutive effect when the average market price of common stock during the period exceeds their exercise price.

The dilutive effect of outstanding convertible debt issued by the Company is reflected in diluted EPS using the if-converted method. For periods of net loss, basic and diluted EPS are the same as the assumed exercise of stock options and warrants and the conversion of convertible debt are anti-dilutive. Unissued common shares and convertible instruments are not included in the calculation of EPS because they would be anti-dilutive because of the loss per share.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

F-8

NOTE 3.                   WEBSITE COSTS

During the year ended August 31, 2021, the Company incurred $830,210 in development costs for the purpose of completing the brand builds for rad8Life™, Cherryology™ and The Campus Co. platform (“Campus”).

On June 17, 2021, in a related party transaction, the Company sold the rad8Life™ brand and rad8life.com site to Noho, Inc., for Series B Preferred shares valued at $500,000, which reduced Website Costs held on the Company’s books to $330,210.

Campus is the entry point for all new relationships with Sibannac.  This included all basic contract manufacturing, logistics, and fulfillment, as well as brand building, product design and website creation and social media services.

Cherryology™ was created because of the Company’s experience in creating brands to fit identified demographics and designed to appeal to consumers.  These costs have been capitalized and will be amortized when development of the entire project is completed.

NOTE 4.                   INVESTMENTS

During the year ended August 31, 2021, the Company established Vestra, LLC. Vestra is a special purpose LLC established to hold the rad8Life™ brand and operate the site rad8life.com for the sale of Delta 8 THC products and may be expanded to cover other products. On June 17, 2021, in a related party transaction, the Company sold Vestra to Noho, Inc., for 2,000,000 shares of its Series B Preferred shares valued at $500,000. The Company is holding the shares as an investment.

NOTE 5.                   NOTE RECEIVABLE AND PUT PAYABLE

As part of the acquisition of Apollo Media Network, Inc. (“Apollo”) on August 31, 2015, the Company received a $250,000 promissory note from the principal of Apollo (the “Maker”) due and payable to the Company on August 31, 2023 (the “Note”). The Note is secured by a pledge of 1,400,000 shares of the Company’s common stock that were owed to the Maker as part of the acquisition. The Note accrues interest at an annual rate of 1.59% and may be repaid, at the Maker’s discretion, in cash or through the exercise of a concurrently issued Put Option.

The Put Option allows the Maker to put the 1,400,000 common shares liability to the Company which would fully satisfy the Note, plus any accrued interest at the time of exercise irrespective of the market price of the common shares at the time of the exercised option. The Note and Put Option are linked to one another and, with the exception of any unrealized gain (loss), will offset each other should the holder elect to exercise the put option. Upon exercise, no cash will exchange hands, but the asset, interest and offsetting equity reserves will be adjusted on the Company’s books at that time.

At any time prior to the due date of the Note, the Maker may satisfy the note and accrued interest in cash in exchange for the delivery of 1,400,000 common shares. The offsetting equity reserves would be adjusted on the Company’s books at that time, if the Maker elects to pay the Note in cash.

The Company had discounted the net realizable value of the note receivable and accrued interest receivable on August 31, 2021 to the market value of the 1,400,000 pledged shares.

In May of 2021, we received notice that the holder had elected to exercise his option to put the shares and, as a result, we wrote off the Note, cancelling the holder’s claim on the 1,400,000 shares; however, we must issue 1,400,000 shares to satisfy the Apollo Acquisition Debenture which has been accrued for in unissued capital stock.

	At
Description	11/30/21	11/30/20
Note receivable	$0	$250,000
Accrued interest receivable	0	20,899
less discount	0	(251,900)
Market value of pledged shares	$0	$18,999

F-9

NOTE 6.                   UNISSUED CAPITAL STOCK

As of November 30, 2021, the Company is obligated to, yet has not issued approximately 3,160,766 common shares that are valued at $373,116 that will be dilutive securities. The Company is also obligated to issue 4,630 Preferred B shares for $23,150 received from an investor during the quarter ended February 28, 2021. The common and preferred shares are owed for acquisition costs and cash received from investors.

NOTE 7.                   DEBENTURES AND NOTES PAYABLE

15% Convertible Debentures

Debenture 1 On December 4, 2017, the Company issued a Convertible Debenture with a face amount of $200,000, a maturity date of December 4, 2020, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion. The original holder sold this Debenture to a third-party on July 9, 2021.

The new holder began converting it into common stock commencing on July 10, 2021. It was fully converted on October 25, 2021.

Debenture 2: On July 30, 2018, the Company issued a Convertible Debenture with a face amount of $50,000, a maturity date of July 30, 2021, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

During the year ended August 31, 2019, we paid down $10,000 of the balance of Debenture 2.

On November 5, 2019, the Company paid off and 967.46 of the principal balance of Debenture 2 and $12,500 of accrued interest.

On February 4, 2020, we paid down $5,000 of the remaining balance of Debenture 2, leaving a remaining principal balance of $34,032.54.

Debenture 3: On March 5, 2019, the Company issued a Convertible Debenture with a face amount of $50,000, a maturity date of February 27, 2020, bearing an interest rate of 15%, and convertible into Common Stock shares at five (5) cents per share.

Debenture 4: On June 21, 2019, the Company issued a Convertible Debenture with a face amount of $15,000, a maturity date of June 21, 2021, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

On November 5, 2019, the Company paid off Debenture 4.

Debenture 5: On July 16, 2019, the Company issued a Convertible Debenture with a face amount of $17,500 a maturity date of July 30, 2022, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

On November 5, 2019, the Company paid off Debenture 5.

Debenture 6: On August 29, 2019, the Company issued a Convertible Debenture with a face amount of $30,000 a maturity date of August 29, 2022, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

F-10

On November 5, 2019, the Company paid off Debenture 6.

Debenture 7: On October 31, 2019, the Company issued a Convertible Debenture with a face amount of $95,000 with a maturity date of October 31, 2022, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

Debenture 8: On January 27, 2020, the Company issued a Convertible Debenture with a face amount of $40,000 a maturity date of January 27, 2023, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

Debenture 9: On June 30, 2021, the Company issued a Convertible Debenture with a face amount of $100,000 with a maturity date of September 1, 2024, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

The net carrying amount of the Debentures is as follows:

	For the period ended
	11/30/21	11/30/20
Outstanding Debentures 2, 3, 7, 8 & 9	$319,032	$419,032
Apollo Debenture	0	293,068
Total	$319,032	$712,100

We recognized interest expense on the Debentures as follows:

	For the period ended
	11/30/21	11/30/20
Outstanding Debentures 1, 2, 3, 7 & 8 accrued intr. @ 15%	$79,704	$117,696
Amortization of debt discounts and issuance costs	–	–
Total	$79,704	$117,696

Short Term Notes Payable

The Company has issued approximately $59,662 in short term demand notes to the CEO and members of his immediate family in exchange for cash loans in that amount.

The Company owes, $10,500, $22,500, and $23,500, respectively, in three demand loans from shareholders for cash.

None of these loans pay or accrue interest.

	For the period ended
	11/30/21	11/30/20
Related Party Notes	$59,662	$9,385
Non-Related Short Term Note 1	10,500	0
Non-Related Short Term Note 1	22,500	22,500
Non-Related Short Term Note 1	23,500	23,500
Total	$116,162	$55,385

F-11

NOTE 8.                   COMMON AND PREFERRED STOCK

The following table represents the number of shares of each class outstanding as if the date listed.

Share Class	11/30/21
Common Stock	30,875,046
Series A Convertible Preferred Stock	5,000,000
Series B Convertible Preferred Stock	100,500

Common Stock

On June 3, 2020, the Company executed a subscription agreement whereunder it is obligated to issue 100,000 shares in exchange for $6,000. These shares are included in the Unissued Stock liability recorded on the Books of the Company but have not been certificated as the date of this report.

On July 22, 2020, the Company executed a subscription agreement whereunder it is obligated to issue 1,000,000 shares in exchange for $60,000. These shares are included in the Unissued Stock liability recorded on the Books of the Company but have not been certificated as the date of this report.

During the quarter ended May 31,2021, the Company issued 7,776,518 common shares valued at $447,000 for the purpose of completing the brand builds for both Cherryology™ and The Campus Co. platform.

During the quarter ended August 31,2021, the Company issued 2.325,000 common shares in conversion of $219,087.50 in principal and accrued interest owed under Debenture 1, as listed above in Note 7.

On August 31, 2021, there were 26,218,712 shares of Common Stock issued and outstanding.

On October 25, 2021, there were 1,223,000 common shares were issued in settlement of $88,320 in principal and $4,017 in accrued interest owed under Debenture 1.

On November 30, 2021, there were 100,000 common shares were issued for $6,000 in cash received in February of 2021, reducing our Unissued Stock Liability.

On November 30, 2021, there were 3,333,334 common shares were issued for $100,000 in cash received in August of 2017, reducing our Unissued Stock Liability.

At November 30, 2021, there were 30,875,046 shares of Common Stock issued and outstanding.

Preferred Stock

Series A Convertible Preferred Stock

On May 1, 2020, the Company and its sole director and officer cancelled 5,000,000 shares of Series A Preferred Stock. On May 13, 2020, the Company filed a Certificate of Designation for Series A Convertible Preferred Stock.

The Certificate of Designation for Series A allows the holder to convert into 1,000 shares for each Series A share held. As a result, $1,706,164 of the Unissued common stock liability was cancelled.

On November 30, 2021, there were 5,000,000 Preferred A shares outstanding that were issued for $1,706,164.

F-12

Series B Convertible Preferred Stock

On July 8, 2020, the Company issued 1,000 shares of Series B Convertible Preferred Stock in exchange for $5,000 in cash.

On July 22, 2020, the Company issued 18,000 shares of Series B Convertible Preferred Stock in exchange for $90,000 in cash.

On May 6, 2021, the Company issued 1,500 shares of Series B Convertible Preferred Stock for $7,500 in cash.

On August 31, 2021 there were 20,500 Preferred B shares outstanding.

On November 30, 2021, 80,000 Preferred shares were issued for website services valued at $400,000.

At November 30, 2021 there were 100,500 Preferred B shares outstanding that were issued for cash and services totaling $502,000

F-13

Sibannac, Inc.

Balance Sheet

At August 31 2021

(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$40,910
Accounts receivable	19,387
Inventory	24,010
Total current assets	84,307

OTHER ASSETS:
Equipment	7,615
Investments	500,000
Website costs	330,210

Total assets	$922,132

LIABILITIES
CURRENT
Accounts payable	$611,238
Accrued compensation to officer and director	440,030
Due to related parties	72,915
Unissued stock liability	479,116
Total current liabilities	1,603,299

LONG TERM
Debentures payable	407,412
Notes payable	56,500
Accrued interest	70,597
Total Liabilities	2,137,808

STOCKHOLDERS' DEFICIT
Preferred stock	5,021
Common stock	26,218
Additional paid-in capital	2,519,415
Accumulated (deficit)	(3,766,330)
Total stockholders' deficit	(1,215,676)

Total liabilities and stockholders' deficit	$922,132

See accompanying notes to these unaudited consolidated financial statements

F-14

Sibannac, Inc.

Income Statements

(Unaudited)

	For the years ended
	August 31,
	2021	2020
Total sales revenue	$157,311	$255,061
Total cost of sales	100,287	205,136

GROSS PROFIT	57,024	49,925

OPERATING EXPENSES
General and administrative	44,956	32,458
Sales and marketing	27,497	29,445
Professional fees	191,569	65,534
Officer and director compensation	176,900	193,500
Rent & utilities	94,357	67,933
Website development expenses	8,487	26,092
Total operating expenses	543,766	414,962

TOTAL OPERATING INCOME (LOSS)	(486,742)	(365,037)

OTHER INCOME AND (EXPENSE)
Interest income	5,723	3,986
Gain from discontinued operations	0	62,443
Interest expense	(77,090)	(64,665)
Financing expenses	(32,000)	0
Gain on extinguishment of debt	24,174	0
Net (loss)	$(565,935)	$(363,273)

(Loss) per share
Basic	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)

* Unissued common shares are anti-dilutive.

See accompanying notes to these unaudited consolidated financial statements.

F-15

Sibannac, Inc.

Statement of Changes in Stockholders’ Equity

(Unaudited)

	Preferred Shares	Amount	Common Shares	Amount	Paid-In Capital	Unrealized Gain (Loss)	Accumulated (Deficit)	Total

Balance at August 31, 2019	10,000,000	$10,000	16,127,194	$16,127	$49,775	$14,000	($2,837,122)	($2,747,220)
Retired Preferred A	(5,000,000)	(5,000)	–	–	–	–	–	(5,000)
Issuance of unissued preferred shares	–	0	–	–	1,711,164	–	–	1,711,164
Preferred B issuance	19,000	19	–	–	94,981	–	–	95,000
Unexercised put option	–	–	–	–	–	57,400		57,400
Net (loss) for year ended Aug. 31, 2020	–	–	–	–	–	–	(363,273)	(363,273)
Balance at August 31, 2020	5,019,000	5,019	16,127,194	16,127	1,855,920	71,400	(3,200,395)	(1,251,929)
	–
Unexercised put option	–	–	–	–	–	(71,400)	–	(71,400)
Preferred B issuance for cash	1,500	-2	–	–	7,498	–	–	7,500
Common stock issued for services	–	–	7,766,518	7,766	439,234	–	–	447,000
Common stock issued for debt	–	–	2,325,000	2,325	216,763	–	–	219,088
Net (loss) for the year ended August 31, 2021	–	–	–	–	–	–	(565,935)	(565,935)
Balance at August 31, 2021	5,020,500	$5,021	26,218,712	$26,218	$2,519,415	$0	($3,766,330)	($1,215,676)

See accompanying notes to these unaudited consolidated financial statements.

F-16

Sibannac, Inc.

Statement of Cash Flows

(Unaudited)

	For the years ended
	August 31,
OPERATING ACTIVITIES	2021	2020
Net (loss) for the period	$(565,935)	$(363,273)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Common shares issued for services	447,000	0
Changes in assets and liabilities:
(Incr)/decr - Inventory	8,893	(32,903)
(Incr)/decr - note receivable	71,910	0
(Incr)/decr - interest receivable & discount	0	(3,987)
Incr/(decr) in accounts payable	551,582	(14,984)
Incr/(decr) in accrued compensation	170,408	146,676
Incr/(decr) in notes payable	3,615	6,885
Incr/(decr) in debenture payable	(293,068)
Incr/(decr) in accrued interest	60,369	46,193
Incr/(decr) in due to related party	72,915	0
Incr/(decr) in put payable	(71,400)	0
Incr/(decr) - unissued common stock	268,150	(1,639,632)
Net cash (used in) provided by operating activities	724,439	(1,855,025)
INVESTING ACTIVITIES
Purchase of equipment	(7,615)	0
Acquisition of Preferred B NOHO shares	(500,000)	0
Investment in website	(330,210)	0
Investment in joint venture	20,000	(20,000)
Net cash (used in) provided by investing activities	(817,825)	(20,000)
FINANCING ACTIVITIES
Cash from issuance of Preferred B shares	7,500	95,000
Cancellation of Preferred A shares	0	(5,000)
Issuance of unissued preferred shares	0	1,711,164
Cash for debenture	100,000	0
Cash for common shares unissued	0	66,000
Net cash (used in) provided by financing activities	107,500	1,867,164
INCREASE (DECREASE) IN CASH	14,114	(7,861)
CASH, BEGINNING OF PERIOD	26,796	34,657
CASH, END OF PERIOD	$40,910	$26,796
NON-CASH TRANSACTIONS IN COMMON SHARES
Issuance of 2,325,000 common shares for debt	$219,088	$0

See accompanying notes to these unaudited consolidated financial statements.

F-17

Sibannac, Inc.

Notes to Unaudited Financial Statements

For the nine months ended August 31, 2021, and August 31, 2020

BASIS OF PRESENTATION AND NATURE OF BUSINESS

Nature of Business

Sibannac, Inc. (“Sibannac” or “Company” or “we”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. On August 25, 2014, the Company transferred all its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). On November 25, 2014, the Company changed its name to Sibannac, Inc.

On July 17, 2017, the Company acquired Imbutek Inc., including its Plan of Operation (the “Plan”), and its sole shareholder became the President of the Company. The Company is preparing and packaging health products for wholesalers and retail under the Plan.

Basis of Presentation

The Company prepared the accompanying unaudited consolidated financial statements. Management has made all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods in the opinion of Management. Except as described below, these adjustments consist only of regular and recurring adjustments. Management has omitted certain information and note disclosures typically included in the Company’s annual financial statements prepared under accounting principles generally accepted in the United States of America.

Going Concern

The Company prepares its financial statements using generally accepted accounting principles in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain sufficient capital, it could be forced to cease operations. To continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from Management and significant shareholders sufficient to meet its minimal operating expenses, or (2) seeking out and completing a merger with an existing operating company.  However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company cannot continue as a going concern.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. At certain times, cash in bank may exceed the amount covered by FDIC insurance.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset, or the exit price paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

F-18

Level 1: Quoted prices in active markets for identical assets or liabilities.
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the entire term of the related assets or liabilities.
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of August 31, 2021, all the Company’s financial instruments are recorded at fair value.

Accounts Receivable and concentration of credit risk

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales is recorded at the time services are delivered and payment is reasonably assured. Product sales are generally collected from 30 to 60 days after the invoice is received. On a periodic basis, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information

Inventories

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales is recorded at the time services are delivered and payment is reasonably assured. Product sales are generally collected from 30 to 60 days after the invoice is received. On a periodic basis, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information. There was no allowance at August 31, 2021.

Revenue Recognition

The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

None of the Company’s revenue represents an obligation to perform services. Since the Company’s revenue is generated from via multiple small buyers and online, the Company does not have material contract assets or liabilities that fall under ASC 606.

The Company recognizes revenue as goods are sold and are considered complete upon successful delivery of the product to the customer as the Company has no further performance obligations and collection is assured as the Company is paid 100% of the retail price of its products when they sold.

The Company’s revenues accounted for under ASC 606, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales price is generally fixed at the point of sale and all consideration from the sale is included in the transaction price. The Company’s sales do not include multiple performance obligations or variable consideration.

Income taxes

We account for income taxes in accordance with ASC 740-10, Income Taxes. We recognize deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the consolidated financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We classify interest and penalties as a component of interest and other expenses. To date, there have been no interest or penalties assessed or paid.

F-19

We measure and record uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

The Company has no income tax provision for the periods ended August 31, 2021, and August 31, 2020, due to recurring net losses.

Loss per share

ASC 260-10 “Earnings Per Share” requires the Company to calculate its net income (loss) per share based on basic and diluted net income (loss) per share, as defined. Basic EPS excludes dilution and is computed by dividing net income (loss) by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of outstanding options and warrants issued by the Company, are reflected in diluted EPS using the treasury stock method. Under the treasury stock method, options and warrants will generally have a dilutive effect when the average market price of common stock during the period exceeds their exercise price. The dilutive effect of outstanding convertible debt issued by the Company is reflected in diluted EPS using the if-converted method. For periods of net loss, basic and diluted EPS are the same as the assumed exercise of stock options and warrants and the conversion of convertible debt are anti-dilutive.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

WEBSITE COSTS

During the year ended August 31, 2021, the Company incurred $830,210 in development costs for the purpose of completing the brand builds for rad8Life™, Cherryology™ and The Campus Co. platform (“Campus”).

On June 17, 2021, in a related party transaction, the Company sold the rad8Life™ brand and rad8life.com site to Noho, Inc., for Series B Preferred shares valued at $500,000, which reduced Website Costs held on the Company’s books to $330,210.

Campus is the entry point for all new relationships with Sibannac. This included all basic contract manufacturing, logistics, and fulfillment, as well as brand building, product design and website creation and social media services.

Cherryology™ was created because of the Company’s experience in creating brands to fit identified demographics and designed to appeal to consumers.  These costs have been capitalized and will be amortized when development of the entire project is completed.

INVESTMENTS

During the year ended August 31, 2021, the Company established Vestra, LLC. Vestra is a special purpose LLC established to hold the rad8Life™ brand and operate the site rad8life.com for the sale of Delta 8 THC products and may be expanded to cover other products. On June 17, 2021, in a related party transaction, the Company sold Vestra to Noho, Inc., for 2,000,000 shares of its Series B Preferred shares valued at $500,000. The Company is holding the shares as an investment.

NOTE RECEIVABLE AND PUT PAYABLE

As part of the acquisition of Apollo Media Network, Inc. (“Apollo”) on August 31, 2015, the Company received a $250,000 promissory note from the principal of Apollo (the “Maker”) due and payable to the Company on August 31, 2023 (the “Note”). The Note is secured by a pledge of 1,400,000 shares of the Company’s common stock that were owed to the Maker as part of the acquisition. The Note accrues interest at an annual rate of 1.59% and may be repaid, at the Maker’s discretion, in cash or through the exercise of a concurrently issued Put Option.

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The Put Option allows the Maker to put the 1,400,000 common shares liability to the Company which would fully satisfy the Note, plus any accrued interest at the time of exercise irrespective of the market price of the common shares at the time of the exercised option. The Note and Put Option are linked to one another and, with the exception of any unrealized gain (loss), will offset each other should the holder elect to exercise the put option. Upon exercise, no cash will exchange hands, but the asset, interest and offsetting equity reserves will be adjusted on the Company’s books at that time.

At any time prior to the due date of the Note, the Maker may satisfy the note and accrued interest in cash in exchange for the delivery of 1,400,000 common shares. The offsetting equity reserves would be adjusted on the Company’s books at that time, if the Maker elects to pay the Note in cash.

The Company had discounted the net realizable value of the note receivable and accrued interest receivable on August 31, 2021 to the market value of the 1,400,000 pledged shares.

	At
Description	8/31/21	8/31/20
Note receivable	$0	$250,000
Accrued interest receivable	0	19,897
less discount	0	(178,600)
Market value of pledged shares	$0	$91,297

In May of 2021, we received notice that the holder had elected to exercise his option to put the shares and, as a result, we wrote off the Note, cancelling the holder’s claim on the 1,400,000 shares. However, we must issue 1,400,000 shares to satisfy the Apollo Acquisition Debenture as described in Note 7 below.

UNISSUED CAPITAL STOCK

As of August 31,2021, the Company is obligated to, yet has not issued approximately 6,594,100 common shares that are valued at $479,116 that will be dilutive securities. The Company is also obligated to issue 4,630 Preferred B shares for $23,150 received from an investor during the quarter ended February 28, 2021. The common and preferred shares are owed for acquisition costs and cash received from investors.

DEBENTURES AND NOTES PAYABLE

Apollo Acquisition Debenture

During the year ended November 30, 2017, we settled $254,195 in notes payable along with 40,637 in accrued interest into a new Debenture with a balance of $293,068 and no specific due date and may be converted into the Company’s Common Stock at $0.04 per share. Any proceeds from the sale of any converted shares above $0.05 per share will be returned to the Company.

As a result of the exercise of the put option described in Note 4, above, The company is obligated to issue 1,400,000 shares of Common Stock to the holders of the Apollo Acquisition Debenture, settling the Debenture in full, as a result, the Apollo Acquisition Debenture has been recorded as paid-in-full, $245,000 of its balance has been recorded as an Unissued Stock Liability. The remaining $48,068 has been recorded as a gain on extinguishment of debt, offsetting other losses on extinguishment of debt incurred as a result of the termination of the Note Receivable and Put Payable described in Note 5, above, netting a total gain on extinguishment of debt of $24,174.

15% Convertible Debentures

Debenture 1 On December 4, 2017, the Company issued a Convertible Debenture with a face amount of $200,000, a maturity date of December 4, 2020, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion. The original holder sold this Debenture to a third-party on July 9, 2021. The new holder began converting it into common stock commencing on July 10, 2021. It was fully converted after the end of this fiscal year.

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Debenture 2: On July 30, 2018, the Company issued a Convertible Debenture with a face amount of $50,000, a maturity date of July 30, 2021, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

During the year ended August 31, 2019, we paid down $10,000 of the balance of Debenture 2.

On November 5, 2019, the Company paid off and 967.46 of the principal balance of Debenture 2 and $12,500 of accrued interest.

On February 4, 2020, we paid down $5,000 of the remaining balance of Debenture 2, leaving a remaining principal balance of $34,032.54.

Debenture 3: On March 5, 2019, the Company issued a Convertible Debenture with a face amount of $50,000, a maturity date of February 27, 2020, bearing an interest rate of 15%, and convertible into Common Stock shares at five (5) cents per share.

Debenture 4: On June 21, 2019, the Company issued a Convertible Debenture with a face amount of $15,000, a maturity date of June 21, 2021, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

On November 5, 2019, the Company paid off Debenture 4.

Debenture 5: On July 16, 2019, the Company issued a Convertible Debenture with a face amount of $17,500 a maturity date of July 30, 2022, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

On November 5, 2019, the Company paid off Debenture 5.

Debenture 6: On August 29, 2019, the Company issued a Convertible Debenture with a face amount of $30,000 a maturity date of August 29, 2022, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

On November 5, 2019, the Company paid off Debenture 6.

Debenture 7: On October 31, 2019, the Company issued a Convertible Debenture with a face amount of $95,000 with a maturity date of October 31, 2022, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

Debenture 8: On January 27, 2020, the Company issued a Convertible Debenture with a face amount of $40,000 a maturity date of January 27, 2023, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

Debenture 9: On June 30, 2021, the Company issued a Convertible Debenture with a face amount of $100,000 with a maturity date of September 1, 2024, bearing an interest rate of 15%, and convertible into Common Stock shares at the average of the lowest three (3) closing bid prices for the Common Stock during the twenty (20) trading day period prior to any demand for conversion.

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The net carrying amount of the Debentures is as follows:

	8/31/21	8/31/20
Outstanding Debentures 1, 2, 3, 7 & 8	$407,412	$419,032
Apollo Debenture	0	293,068
Total	$407,412	$712,100

We recognized interest expense on the Debentures as follows:

	For the period ended
	8/31/21	8/31/20
Outstanding Debentures 1, 2, 3, 7 & 8 accrued intr. @ 15%	$70,597	$117,696
Amortization of debt discounts and issuance costs	–	–
Total	$70,597	$117,696

Short Term Notes Payable

The Company has issued approximately $70,884 in short term demand notes to the CEO and members of his immediate family in exchange for cash loans in that amount.

The Company owes, $10,500, $22,500, and $23,500, respectively, in three demand loans from shareholders for cash.

None of these loans pay or accrue interest.

	For the period ended
	8/31/21	8/31/20
Related Party Notes	$72,915	$6,885
Non-Related Short Term Note 1	10,500	10,500
Non-Related Short Term Note 1	22,500	22,500
Non-Related Short Term Note 1	23,500	23,500
Total	$129,415	$63,385

COMMON AND PREFERRED STOCK

The following table represents the number of shares of each class outstanding as if the date listed.

Share Class	8/31/21
Common Stock	26,218,712
Series A Convertible Preferred Stock	5,000,000
Series B Convertible Preferred Stock	20,500

Common Stock

On June 3, 2020, the Company executed a subscription agreement whereunder it is obligated to issue 100,000 shares in exchange for $6,000. These shares are included in the Unissued Stock liability recorded on the Books of the Company but have not been certificated as the date of this report.

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On July 22, 2020, the Company executed a subscription agreement whereunder it is obligated to issue 1,000,000 shares in exchange for $60,000. These shares are included in the Unissued Stock liability recorded on the Books of the Company but have not been certificated as the date of this report.

During the quarter ended May 31,2021, the Company issued 7,776,518 common shares valued at $447,000 for the purpose of completing the brand builds for both Cherryology™ and The Campus Co. platform.

During the quarter ended August 31,2021, the Company issued 2.325,000 common shares in conversion of $219,087.50 in principal and accrued interest owed under Debenture 1, as listed above in Note 7.

On August 31, 2021, there were 26,218,712 shares of Common Stock issued and outstanding

Preferred Stock

Series A Convertible Preferred Stock

On May 1, 2020, the Company and its sole director and officer cancelled 5,000,000 shares of Series A Preferred Stock. On May 13, 2020, the Company filed a Certificate of Designation for Series A Convertible Preferred Stock. The Certificate of Designation for Series A allows the holder to convert into 1,000 shares for each Series A share held. As a result, $1,706,164.68 of the Unissued common stock liability of $1,851,130.68 listed on the Balance Sheet above was cancelled leaving the balance of the Unissued common stock liability of $144,966.

On August 31, 2021, there were 5,000,000 Preferred A shares outstanding.

Series B Convertible Preferred Stock

On July 8, 2020, the Company issued 1,000 shares of Series B Convertible Preferred Stock in exchange for $5,000 in cash.

On July 22, 2020, the Company issued 18,000 shares of Series B Convertible Preferred Stock in exchange for $90,000 in cash.

On May 6, 2021, the Company issued 1,500 shares of Series B Convertible Preferred Stock for $7,500 in cash.

On August 31, 2021 there were 20,500 Preferred B shares outstanding.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto
2.2	Bylaws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
4.2	Class A Purchase Warrant
6.1	CEO Employment Agreement by and between the Company and David Mersky, dated July 10, 2017
6.2	Promissory Note by and between the Company and Santanu Das, dated December 21, 2021
12.1	Opinion of Carl Ranno, Esq.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale on January 20, 2022.

(Exact name of issuer as specified in its charter):	Sibannac, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David Mersky
Title:	David Mersky, Chief Executive Officer (Principal Executive Officer)

(Date):	January 20, 2022

/s/ David Mersky
Title:	David Mersky, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

(Date):	January 20, 2022

SIGNATURES OF DIRECTORS:

/s/ David Mersky	January 20, 2022
David Mersky	Date

/s/ James D. Staudohar	January 20, 2022
James D. Staudohar	Date

/s/ Booker T. Evans, Esq.	January 20, 2022
Booker T. Evans, Esq.	Date

III-2